UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC 20007

      (Address of principal executive offices)             (ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2006, InPhonic, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Goldman Sachs Credit Partners L.P., as Lead Arranger, Lead Bookrunner and Lead Syndication Agent, Citicorp North America, Inc., as Administrative Agent, and the lenders from time to time party thereto (the “Lenders”). The Credit Agreement provides for a $100 million aggregate principal amount senior secured term loan bearing a fixed rate of interest of 9% per annum. The term loan is secured by substantially all of InPhonic’s assets. The term loan matures in November 2011. After November 2009, InPhonic has the ability to repay principal on the term loan without penalty and conversely, the Lenders have the right to call the remaining outstanding principal of the term loan without penalty. InPhonic received $75 million of the term loan proceeds on November 8, 2006, and has the option to draw the remaining amount within 90 days. Proceeds from the term loan will be used to repay all indebtedness under InPhonic’s existing credit facility with Comerica Bank (the “Comerica Facility”), fund share repurchases of InPhonic’s common stock, and for general corporate and working capital needs. The Credit Agreement contains affirmative and negative covenants, including financial covenants and covenants restricting indebtedness, liens, investments, asset transfers and distributions.

In connection with the execution of the Credit Agreement, we terminated the Comerica Facility and used proceeds from the term loan to repay the outstanding principal obligation of $19.9 million plus accrued interest under the Comerica Facility.

As additional consideration, we also granted the Lenders warrants (the “Warrants”) to purchase an aggregate of 1,250,000 shares of InPhonic common stock at an exercise price of $0.01 per share. The Warrants expire on November 7, 2011. The Warrants were issued in reliance upon the exemptions provided for in Section 4(2) of the Securities Act relating to sales not involving any public offering.

Based on a Schedule 13D/A filed on October 10, 2006, affiliates of Goldman Sachs Credit Partners L.P. beneficially owned approximately 13.9% of InPhonic’s common stock as of October 6, 2006.

Item 1.02. Termination of a Material Agreement

The information in Item 1.01 with respect to the termination of the Comerica Facility is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a

 Registrant

The information in Item 1.01 with respect to the Credit Agreement is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information in Item 1.01 with respect to the Warrants is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ David A. Steinberg
Name: David A. Steinberg Title: Chairman and Chief Executive Officer

Date: November 9, 2006